Exhibit 99.1

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC BANK NAMES LARRY RODRIGUEZ AS CFO

Honolulu, HI, August 26, 2010 – Central Pacific Financial Corp. (NYSE: CPF) announced today that the company and its primary subsidiary, Central Pacific Bank (CPB), appointed Lawrence (Larry) D. Rodriguez as its Executive Vice President and Chief Financial Officer (CFO).

Rodriguez has over 40 years of experience in the financial services industry, served as Managing Partner of Ernst & Young, LLP’s Hawaii office, and has been a consultant to CPB since January of this year.  The CFO position at the company has been vacant since June 1, 2010.

 “As we continue to make progress in our efforts to turn the company around, the depth of knowledge and experience that Larry brings to our company is a strong complement to our executive team,” said John C. Dean, Executive Chairman of CPF and CPB.  “Larry’s stellar reputation in finance and as a leader in our community provide tremendous added value to our organization.”

Rodriguez started his financial career in 1967 with Arthur Young & Company after graduating from California State University, became partner in 1978, and transferred to Hawaii in 1981.  Following the merger with Ernst & Whinney in 1989 to form Ernst & Young, LLP, Rodriguez was responsible for all aspects of the firm’s Hawaii operations and retired in 2007 as Hawaii Managing Partner.  Rodriguez is active in community organizations and has received recognition awards from Hawaii Society of Certified Public Accountants, American Institute of Certified Public Accountants, Easter Seals, American Red Cross, National Kidney Foundation, Goodwill Industries, Hawaiian Humane Society, and Pacific Business News.

“CPB has played an integral role in the unique history of our State and established a legacy for supporting the small business community in Hawaii,” said Rodriguez.  “Going forward, the bank can play an important role in the economic recovery of our State and I’m glad to be a part of the team.”  Additional information on the company can be accessed on the company’s website at:  www.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.3 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches, 120 ATMs, and four residential mortgage offices throughout the State of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document contains forward-looking statements concerning business plans, management changes, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the Company’s ability to successfully implement business plans, the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for 2009.  The Company does not update any of its forward-looking statements.